Exhibit 10.4.1

BIODESIX, INC.

STOCK OPTION GRANT NOTICE

(2016 EQUITY INCENTIVE PLAN)

Biodesix, Inc. (the “Company”), pursuant to its 2016 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth in this notice, in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in this notice and the Plan, the terms of the Plan will control.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐	Incentive Stock Option[1]	☐ Nonstatutory Stock Option

Exercise Schedule:	☐	Same as Vesting Schedule	☐ Early Exercise Permitted

Vesting Schedule:	[2/5th of the shares vest two years after the Vesting Commencement Date; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the second anniversary of the Vesting Commencement Date.]

[Insert any single or double trigger change in control provisions.]

Payment:	By one or a combination of the following items (described in the Option Agreement):

	☐	By cash, check, bank draft or money order payable to the Company
	☐	Pursuant to a Regulation T Program if the shares are publicly traded
	☐	By delivery of already-owned shares if the shares are publicly traded
	☐	If and only to the extent this option is a Nonstatutory Stock Option, and subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

[1]

If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder acknowledges and agrees that this Stock Option Grant Notice and the Option Agreement may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Optionholder, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this option upon the terms and conditions set forth therein.

By accepting this option, Optionholder consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

BIODESIX, INC.		OPTIONHOLDER:

By:

	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS: Option Agreement, 2016 Equity Incentive Plan and Notice of Exercise